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                                                                       EXHIBIT 5

March 30, 1998

Archer-Daniels-Midland Company
4666 Faries Parkway
Decatur, Illinois 62526

Ladies and Gentlemen:

    In connection with the proposed registration under the Securities Act of 1933, as amended (the "Securities Act"), by Archer-Daniels-Midland Company, a Delaware corporation (the "Company"), of $500,000,000 in aggregate principal amount of Debt Securities of the Company (the "Debt Securities"), proposed to be issued under an Indenture dated as of June 1, 1986 as amended and supplemented (the "Indenture") between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (as successor to Manufacturers Hanover Trust Company), as Trustee (the "Trustee"), and of Warrants ("Warrants"), proposed to be issued under a Warrant Agreement ("Warrant Agreement") between the Company and a Warrant Agent ("Warrant Agent"), to purchase Debt Securities of the Company ("Warrant Debt Securities"), proposed to be issued under the Indenture, we have examined such corporate records and other documents, including the Registration Statement of the Company on Form S-3 to which this opinion is an exhibit relating to the Debt Securities and the Warrants and the Warrant Debt Securities (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion:

    1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

    2. When Debt Securities or Warrant Debt Securities of a particular series have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, or a duly authorized officer of the Company, and duly executed by proper officers of the Company and duly authenticated by or on behalf of the Trustee, when the Registration Statement has become effective under the Securities Act, and when the Debt Securities of such series have been issued, delivered and paid for as contemplated in the Registration Statement, including a prospectus supplement relating to the Debt Securities of such series, and, in the case of Warrant Debt Securities, the Warrant Debt Securities of such series have been issued, delivered and paid for as contemplated in the related Warrant Agreement and Warrants, the Debt Securities or Warrant Debt Securities of such series will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Indenture.

    3. When a Warrant Agreement relating to Warrants of a particular series has been duly executed and delivered by the Company and the Warrant Agent, when such Warrants and the related Warrant Debt Securities of a particular series have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, or a duly authorized officer of the Company, and Warrant Certificates for such Warrants have been duly executed by proper officers of the Company and duly countersigned by the Warrant Agent, when such Registration Statement has become effective under the Securities Act and when such Warrants and Warrant Certificates have been issued, delivered and paid for as contemplated in the Registration Statement, including a prospectus supplement relating to such Warrants, such Warrants will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Warrant Agreement.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in any prospectus supplement to the prospectus constituting a part of the Registration Statement and to the references to our firm wherever appearing therein.

                                          Very truly yours,
                                          FAEGRE & BENSON LLP